NORTHERN ETHANOL INC. SIGNS AGREEMENT WITH DELTA-T CORPORATION TO PROVIDE ASSISTANCE IN THE DEVELOPMENT OF A STATE OF THE ART ETHANOL PLANT IN BARRIE, CANADA.

TORONTO, ONTARIO, CANADA, AUGUST 7, 2006 (Business Wire)- Northern Ethanol, Inc. (the "Company") announced today that, through a wholly owned subsidiary, Northern Ethanol (Barrie), Inc., it has executed an exclusive agreement with Delta-T Corporation, Williamsburg, Virginia ("Delta-T"), wherein Delta-T has agreed to provide the Company with professional advice, business and technical information, design, engineering and other services relating to the Company's plans to build and operate an ethanol plant in Barrie, Canada. The Company anticipates that it will have its Barrie plant producing ethanol by mid 2008.

The parties intend to enter into a definitive Engineering, Procurement and Construction Agreement (an "EPC Agreement"), for the development of the Company's proposed ethanol plant. Delta-T will design the Company's plant using its latest fuel-ethanol technology. Over the past four years, Delta-T has cut a plant's water usage in half. They are recognized as the pioneers in wastewater elimination, with the only proven system for zero process wastewater. This process greatly reduces the amount of fresh water needed and will lead to reduced life cycle costs.

Gord Laschinger, the Company's CEO, stated, "The excellent economic climate and proven work force of Barrie, Ontario, when combined with our forward-thinking provider, Delta-T, will contribute greatly to our objective of setting a new standard in ethanol production."

ABOUT DELTA -T CORPORATION

Headquartered in Williamsburg, VA, Delta-T is a design-build firm that provides alcohol plants, systems, and services to the fuel, beverage, industrial, and pharmaceutical markets. Delta-T is known for pioneering many of the recent innovations currently in use by the newest generation of ethanol plants, including the commercialization of molecular sieve dehydration, zero discharge of process wastewater, and more efficient refining and purification systems to produce high quality alcohols. Delta-T has provided alcohol production, dehydration, and purification solutions to more than 120 clients worldwide.

"We're excited to design the leanest, greenest, most efficient biorefinery that will exist in Canada," says Al Belcher, project developer at Delta-T. "The Northern Ethanol plant in Barrie, Canada will be the most environmentally friendly plant currently designed. This new plant will have a smaller environmental footprint than plants now in operation-using less water, less energy, and discharging no process wastewater-while improving profits."

ABOUT NORTHERN ETHANOL

The Company is a public reporting company under the Securities Exchange Act of 1934, as amended. Its objective is to become a low cost leader in the production, marketing and sale of ethanol and other renewable fuels in the Eastern United States and Canada. Their initial goal is to construct three facilities to produce ethanol and its co-products, specifically, DDGS and CO2, for sale in Ontario, the Northeastern United States and Europe. The company believes that, once production begins from its 100 million US gallon per year ethanol plants in Barrie and Sarnia, Ontario, they will be the largest producer of ethanol in Canada. Northern is also in advanced discussions for their third 100 million US gallon per year ethanol plant in the upstate New York area. Their proximity to the geographic market in which they plan to sell ethanol provides them with significant competitive advantages over other ethanol producers.

The Company expects to begin to market the ethanol that they will be producing from their initial facilities in Barrie, Sarnia and upstate New York as soon as the commencement dates of production can be reasonably estimated. They expect that all of the ethanol generated from their facilities will be sold in Southern Ontario and the Eastern United States, capturing a key competitive advantage over other producers who must incur costs of delivering ethanol from significant distances.

SAFE HARBOR STATEMENT

Certain of the statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect,"
"believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited financial resources, domestic or global economic conditions, especially those relating to Canada, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.


FOR FURTHER INFORMATION, CONTACT:
Northern Ethanol Inc.
Natalie Horrell, Director of Corporate Relations
Tel: 416-366-5511
Fax: 416-214-1472
www.northern-ethanol.com